                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Allergan, Inc.

We consent to the use of our reports dated January 28, 1997, incorporated herein by reference in the Registration Statement on Form S-3 of Allergan, Inc., relating to the consolidated balance sheets of Allergan, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of earnings and cash flows for each of the years in the three-year period ended December 31, 1996, and the related schedule, and to the reference to our firm under the heading "Experts" in the prospectus.

                                        /s/ KPMG PEAT MARWICK LLP

Costa Mesa, California
January 9, 1998